Exhibit 4.18

CERTAIN INFORMATION (INDICATED BY [***]) HAS BEEN EXCLUDED FROM THE VERSION OF THIS DOCUMENT FILED AS AN EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Appendix E - Equity Agreement

Table of Contents

Section 1.	Definitions
Section 2.	Issuance of Shares to UFRF: Closing Deliveries
Section 3.	Representations and Warranties
Section 4.	Miscellaneous Covenants
Section 5.	Tag-Along Rights
Section 6.	Termination
Section 7.	Assignability
Section 8.	Miscellaneous
Section 9.	Notices
Section 10.	Integration

Exhibit A - Definitions In Equity Agreement
Exhibit B - Articles of Incorporation and Bylaws
Exhibit C - Stock Restrictions
Exhibit D - Financial Statements
Exhibit E - List of Stockholders and Optionholders

THIS EQUITY AGREEMENT (the “Agreement”) is made effective the 23rd day of June, 2014 by and between the University of Florida Research Foundation, Inc. (hereinafter called “UFRF”), a non-stock, nonprofit Florida corporation, and XORTX Pharma Corp (hereinafter called “Licensee” or the “Company”), a corporation organized and existing under the laws of Canada.

WHEREAS, UFRF and Licensee have entered into certain License Agreements with respect to certain inventions owned by UFRF or in which UFRF has a joint, undivided interest;

WHEREAS, as an accommodation to Licensee, UFRF is willing to accept shares of common stock of Licensee in lieu of charging Licensee certain fees under the License Agreements.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:

Section 1.	Definitions

For the purpose of this Agreement, the Exhibit A definitions shall apply. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the License Agreements.

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Section 2.	Issuance of Shares to UFRF: Closing Deliveries

2.1          Issuance of Shares***

2.1.1     Licensee will issue to UFRF, as of the Effective Date, *** shares of common stock of Licensee (collectively, the “First Shares”). License represents and warrants that the First shares equal *** of the total number of issued and outstanding shares of common stock of License on the Effective Date calculated on a Fully Diluted Basis.

2.1.2     License will issue to UFRF, as of the Effective Date, an additional *** shares of common stock of License (collectively, the “Second Shares”). Licensee represents and warrants that the Second Shares shall be equal to at least *** of the total number of shares of common stock of that are expected to be issued to meet the minimum in the Proposed Financing.

2.1.3     UFRF and Licensee agree that if the Proposed Financing is not completed on or before January 31, 2015, then License shall redeem, and UFRF shall set to License, all of the Second Shares for total consideration of ***. If, however, the Proposed Financing is completed on or before January 31, 2015, then Licensee shall not have the right pursuant to this Section 2.1.3 to redeem the Second Shares.

2.1.4     If, at any time after the Effective Date and before completion of the Proposed Financing or before License receives a total of *** cash in exchange for the issuance of Licensee’s Equity Securities, Licensee issues any Equity Securities directly or through this Proposed Financing other than pursuant to the Proposed Financing, then License shall issue additional shares of common stock to UFRF such that immediately after such issuance to UFRF the total number of shares issued to UFRF under this Section constitutes *** of the total number of issued and outstanding shares of License calculated on a Fully Diluted Basis. License shall delver, or cause to be delivered, to UFRF a stock certificate, duly signed by appropriate officers of License and issued in UFRF’s name, representing all of the Shares required to be issued to UFRF.

2.1.5     All Shares shall be fully-paid and non-assessable upon their issuance to UFRF. UFRF’s execution of this Agreement and the License Agreements shall be deemed full consideration for the issuance of the Shares, and no additional consideration for such Shares shall be due from UFRF. No Shares shall be subject any restrictions on their transfer other than the restrictions specified in Exhibit C hereto.

2.1.6     If UFRF owns *** or less of the outstanding shares of common stock of Licensee, or will own *** or less as a result of an initial public offering by Licensee, but subject to the provisions of Section 6, UFRF’s shares will not be subject to any lock-up requirement or other restriction on selling such shares, other than as required by law, in connection with the initial public offering or any public offering by License thereafter.

2.1.7     If prior to completion of the Proposed Financing Licensee, at any time while UFRF owns Shares, shall issue any shares of Licensee’s common stock (“Additional Shares”), at a price per share less than the Investment Price (as defined below), then the number of Shares owned by UFRF shall be increased upon each such issuance by that amount (rounded to the nearest whole Share) determined by multiplying the number of Shares then owned by UFRF by a fraction:

(a)           the numerator of which shall be equal to the number of shares of common stock outstanding immediately after the issuance of Additional Shares, and

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(b)          the denominator of which shall be equal to the sum of (A) the number of shares of common stock outstanding immediately prior to the issuance of Additional Shares plus (B) the number of shares of common stock (rounded to the nearest whole share) which the aggregate consideration for the total number of Additional Shares so issued would purchase at the Investment Price.

For purposes of this Section 2.1.5, “Investment Price” means the price per share paid by purchasers acquiring equity securities of the Licensee in a transaction for aggregate consideration of at least ***. The issuance of securities that are convertible into or exercisable or exchangeable for shares of Licensee’s common stock shall be deemed an issuance of Additional Shares at such time if the consideration per share received by Licensee for the issuance of such convertible, exchangeable or exercisable security, plus the consideration per share payable to Licensee upon exercise, exchange or conversion thereof, is less than the Investment Price. In the event of a subdivision or combination of the outstanding common stock of Licensee, the Investment Price shall be increased or decreased proportionately.

No adjustment shall be made under this Section 2.1.5 with respect to the issuance of shares (a) to employees, consultants, officers or directors of Licensee pursuant to any bona fide stock option plan of Licensee approved by the Board of Directors, (b) upon any stock split or stock dividend, or (c) issued for fair value (as determined in good faith by the Board of Directors) pursuant to the acquisition of any other company by Licensee by merger or purchase of substantially all of the assets or other reorganization.

2.2          Closing Deliveries

2.2.1     On the Effective Date, Licensee shall deliver to UFRF a certificate from Licensee, dated as of the Effective Date and signed by the Secretary or an Assistant Secretary of Licensee, certifying that the attached copies of the Certificate of Incorporation, Bylaws of Licensee, and resolutions of the Board of Directors of Licensee approving the License Agreements, this Agreement and the transactions contemplated thereby, are all true, complete and correct and that such resolutions remain unamended and in full force and effect; and

2.2.2     Within 30 days of the Effective Date, Licensee must deliver to UFRF stock certificates representing each of the First Shares and the Second Shares, registered in the name of UFRF.

Section 3.	Representations and Warranties

3.1          Representations and Warranties by License

Licensee represents and warrants to UFRF that:

3.1.1      Licensee is a duly organized and validly existing corporation under the laws of the Province of Alberta with adequate power and authority to conduct the business in which it is now engaged or currently proposed to be engaged. and Licensee is duly qualified to do business as a foreign corporation and is in good standing in such other states or jurisdictions as is necessary to enable it to carry on its business or own its properties.

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3.1.2     There are no actions, suits, or proceedings pending or threatened against or affecting Licensee, its officers or directors in their capacity as such, its properties, or its patents in any court or before any governmental or administrative agency, which can have any material adverse effect on the business as now conducted or as currently proposed to be conducted, on the properties, the financial condition, or income of Licensee, or the transactions contemplated by this Agreement or the License Agreements and Licensee is not in default under any order or judgment of any court or governmental or administrative agency.

3.1.3     Licensee is not a party to any agreement or instrument, or subject to any charter, bylaw, or other corporate restrictions materially adversely affecting its business and operations, present or prospective, or its property, assets, or condition, financial or otherwise.

3.1.4     Licensee is not in default or breach in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any bond, debenture. note, or other evidence of indebtedness or any contract or other agreement of Licensee.

3.1.5     This Agreement has been duly authorized, executed, and delivered on behalf of Licensee and constitutes the valid and binding agreement of Licensee, enforceable in accordance with its terms, and Licensee has full power and lawful authority to issue, sell, and repurchase the Shares on the terms and conditions herein set forth.

3.1.6     Consummation of the transactions contemplated by this Agreement in compliance with provisions of this Agreement will not result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance on, any property or assets of Licensee pursuant to any indenture, mortgage, deed of trust, agreement, corporate charter, bylaws, contract, or other instrument to which Licensee is a party or by which Licensee may be bound or any law, rule, regulation, qualification, license, order or judgment applicable to Licensee or any of its property.

3.1.7     Licensee is in compliance with all federal, state and local environmental laws and there are no conditions currently existing or contemplated which are likely to subject Licensee to damages, penalties, injunctive relief. removal costs, remedial costs or cleanup costs under any such laws or assertions thereof.

3.1.8     Attached hereto as Exhibit B and hereby made a part hereof are the Articles of Incorporation (including any amendments thereto) Bylaws (including any amendments thereto) of Licensee in effect on the date hereof.***

3.1.9     Pursuant to its Articles of Incorporation wens e is authorized to issue unlimited shares of Common Stock, of which approximately *** shares are issued and outstanding. All issued and outstanding shares are, and the Shares issuable to UFRF will be, validly issued, fully paid and nonassessable, and are not subject to any preemptive rights. There are no other authorized or outstanding Equity Securities of any class, kind, or character, and there are no outstanding subscriptions, options, warrants, or other agreements, or commitments obligating Licensee to issue any additional shares of its capital stock of any class, or any options or rights with respect thereto, or any securities convertible into any shares of stock of any class. No person has any preemptive rights, rights of first refusal, “tag along” rights, rights of co-sale or any similar rights with respect to the issuance of the Shares contemplated hereby.

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3.1.10    Attached hereto as Exhibit C and hereby made a part hereof is a list of all restrictions on the transfer of any Shares or other securities of Licensee and all agreements between any shareholders or convertible debt holders of Licensee regarding the valuation, voting or transfer of any Shares or other securities of Licensee.

3.1.11    Attached hereto as Exhibit D and hereby made a part hereof are the unaudited Financial Statements of Licensee for the year ended December 31, 2013. These financial statements are true and complete and are in accordance with the books and records of Licensee. As of the date of the most recent financial statements provided to UFRF under this Agreement, Licensee has no material liabilities, absolute or contingent, that are not reflected in such financial statements except obligations incurred in the ordinary course of business and the License Agreements.

3.1.12    Since the date of the most recent financial statements provided to UFRF under this Agreement, there has been no: (a) material adverse change in the condition, financial or otherwise, of Licensee other than changes in the ordinary course of business; (b) damage or loss, whether or not covered by insurance, materially and adversely affecting Licensee’s properties or business taken as a whole; and (c) declaration or setting aside, or payment of any dividend or other distribution in respect of the stock of Licensee or any direct or indirect redemption, purchase or other acquisition of such shares.

3.1.13    Licensee has timely filed all tax returns and reports required to be filed by it. Licensee has timely paid all taxes, interest and penalties required to be paid pursuant to said returns or otherwise required to be paid by it.

3.1.14    Attached hereto as Exhibit E is a true and complete record of (i) issued and outstanding shares of Common Stock as of the Effective Date and the holders thereof, and (ii) shares issuable under options, warrants or other convertible equity or debt instruments outstanding as of the Effective Date, whether vested or non-vested, restricted or unrestricted, the holders thereof, the exercise price or conversion price thereof and an outline of all other material terms with respect thereto.

3.2          Representations and Warranties by UFRF

UFRF represents and warrants to Licensee that:

3.2.1     UFRF is acquiring the Shares for investment for its own account and not with a view to resale or distribution within the meaning of the Securities Act, and UFRF does not intend to divide its participation with other or to resell or otherwise dispose of all or any part of the Shares without registration under the Securities Act, except to Licensee or unless and until it determines at some future date that changed circumstances, not now in its contemplation, make such disposition advisable.

3.2.2     This Agreement has been duly authorized, executed, and delivered on behalf of UFRF and constitutes the valid and binding agreement of UFRF, enforceable in accordance with its terms, and UFRF has full power and lawful authority to acquire the Shares on the terms and conditions herein set forth.

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3.3           Survival and Timing of Warranties

The warranties and representation made in this Section 3 shall survive the closing of any issuance of the Shares to UFRF. The warranties and representations made in this Section 3 shall be true and correct as of the date of this Agreement and as of the date the Shares are issued to UFRF.

Section 4.	Miscellaneous Covenants

4.1          Financial Statements and Other Information

As long as UFRF owns any Equity Securities, Licensee shall promptly provide to UFRF such Financial Agreements, amendments to or restatements of its Articles of Incorporation or Bylaws, stock transfer restrictions and agreements among shareholders with respect to the valuation, transfer or voting of Shares and amendments thereto as may be effected from time to time, and such other information respecting the business, affairs, and financial condition of Licensee as UFRF may reasonably request, in each case as and when such information is provided to Licensee’s other shareholders.

Until such time as the Proposed Financing is completed and Licensee through its merger with African Queen becomes a publicly reporting company, Financial Statements shall be provided to UFRF within the time that such Financial Statements are required to be provided to holders of preferred stock of Licensee and UFRF’s representatives may visit and inspect any of the properties, books and information of Licensee, upon reasonable notice, during business hours and in a manner not disruptive to the business of the Licensee. If subsequent to the Proposed Financing being completed and Licensee becoming publicly reporting company through its merger with African Queen, Licensee is no longer a publicly reporting company, then UFRFs rights pursuant to this paragraph shall be reinstated.

4.2          Preemptive Rights

4.2.1     In addition to its other rights under this Agreement, but only until the Proposed Financing is completed, UFRF shall have a preemptive right to acquire such shares of Common Stock or other Equity Securities that may be issued, from time to time, by Licensee while UFRF remains the owner of Equity Securities. Such preemptive right shall apply with respect to all Equity Securities issued by Licensee after the Effective Date, whether such additional Equity Securities constitute a part of the Equity Securities presently or subsequently authorized or constitute Equity Securities held in the treasury of Licensee, and regardless of whether such Equity Securities are to be issued for cash, property (other than cash) or services. Such preemptive right shall not apply to (i) Equity Securities issued pursuant to the acquisition of another corporation or business entity by Licensee or one or more of its wholly owned subsidiaries by merger, consolidation, share exchange, purchase of substantially all the assets or other reorganization whereby the shareholders of Licensee immediately prior to the transaction owns in the aggregate more than *** of the voting power of Licensee or other surviving entity after the transaction; (ii) Equity Securities issued to employees, consultants or directors of Licensee pursuant to any incentive agreement or arrangement approved by the Board of Directors of Licensee in an amount up to *** of Licensee’s then outstanding shares; (iii) Equity securities issued pursuant to any stock dividend, stock split, combination or other reclassification by Licensee of any of its capital stock; (iv) Equity Securities issued in connection with real or personal property leases or loans or lines of credit from financial institutions. UFRF may transfer all or part of the preemptive right described in this Section 4.2.1 to any entity to which UFRF has assigned its preemptive rights; or (v) the Proposed Financing.

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4.2.2     In furtherance of the preemptive rights hereby granted UFRF, Licensee agrees to provide UFRF with not less than sixty (60) days prior written notice (an “Equity Security Issuance Notice”) of its intent to issue any Equity Securities to which the preemptive rights in this Section 4.2 apply. Such notice should specify in reasonable detail the Equity Securities to be issued, including class, total number of shares and the applicable rights and preferences associated therewith, including, if applicable, conversion rights into Shares, and the purchase price for the Equity Securities UFRF may purchase pursuant to its preemptive rights hereby granted. UFRF shall have the right to acquire Equity Securities of the type being issued in an amount equal to UFRF’s Proportionate Share Percentage of the aggregate Equity Securities of that type that are to be issued to all persons or entities pursuant to that issuance. The terms and conditions of UFRF’s exercise of its preemptive rights, including the consideration to be paid for such Equity Securities, shall be no less favorable to UFRF than the most favorable price, terms and conditions offered to any other shareholder or prospective shareholder with respect to the Equity Securities then being issued.

4.2.3     In order to exercise UFRF’s preemptive rights, UFRF shall deliver written notice thereof to Licensee within sixty (60) days following its receipt of the Equity Security Issuance Notice to which such exercise relates, accompanied by full payment of the purchase price for the Equity Securities to be purchased by UFRF in connection with the exercise of such preemptive rights. UFRF may, at its option, exercise such preemptive rights to some or all of the Equity Securities to which it has preemptive rights under this Section 4.2. In the event that any Equity Securities are to be issued by Licensee in return for property (other than cash) or services, in calculating the purchase price of the Equity Securities with respect to which UFRF has preemptive rights pursuant to this Section 4.2, the purchase price shall be equal to the fair market value of such property or services as determined in good faith by the Board of Directors of Licensee.

4.3          Issuance of Shares/Options to Affiliates/Founders

Licensee shall not issue any Equity Securities (including shares of Common Stock) to any of the shareholders of Licensee listed on Exhibit A attached hereto (the “Founders”), Affiliate thereof or Affiliate of Licensee for less than the fair market value of that security. Licensee shall have the burden of proving that the consideration to be paid for any such Equity Securities equals the fair market value of such Equity Securities issued.

4.4          Piggyback Registration Rights

4.4.1     As soon as practicable after a written request from UFRF to effect a registration with respect to all or part of the Shares owned by UFRF, Licensee will use its diligent best efforts to effect such Registration, cause it to become effective promptly and maintain it as effective for at least thirty six (36) months (or less if all the Shares included therein are sooner sold), provided, however, that no such request may be made until the six (6) month anniversary of the date that a Registration Statement covering an initial public offering of shares of Common Stock is declared effective by the Commission (the “Trigger Date”), except that this six-month period shall be extended to up to another six months if required by the underwriter for the initial public offering. if so requested by UFRF, Licensee shall enter into an underwriting agreement in customary form with any underwriter selected by UFRF with respect to such Registration. The provisions of this Section 4.4.1 shall terminate once the Shares owned by UFRF become eligible for sale in the United Sates without restriction pursuant to Rule 144 (the “Termination Date”).

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4.4.2     If, after the Trigger Date but prior to the Termination Date, the Licensee proposes to register the sale any of its securities with the Commission either for its own account or the account of a security holder or holders, other than a registration on any form which does not permit secondary sales, Licensee will promptly give UFRF written notice thereof and include in such Registration (and any related qualification under Blue Sky laws or other applicable laws), and in any underwriting involved therewith, all of the Shares specified in a written request made by UFRF within twenty (20) days after Licensee’s written notice to UFRF.

4.4.3     All expenses incurred by Licensee and UFRF in connection with any Registration hereunder, including reasonable fees and disbursements of accountants and counsel for UFRF, but excluding underwriting discounts and commissions and transfer taxes, shall be borne solely by Licensee.

4.4.4     To the extent permitted by law, Licensee will indemnify UFRF and each of its officers, directors, and control persons (“UFRF indemnified parties”) against all claims, losses, damages and liabilities (“Claims”) arising out of on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document incident to any such Registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (to the extent not made in reliance upon written information furnished by UFRF specifically for use in such Registration) or any violation by Licensee of the Securities Act or the Exchange Act, and will reimburse each UFRF indemnified party for any legal and other expenses reasonably incurred in connection with investigating and defending or settling any such Claim.

4.5          Rule 144 Reporting

With a view to making available to UFRF the benefits of certain rules and regulations of the Commission which may permit UFRF to sell securities of Licensee to the public without registration, Licensee agrees to:

4.5.1     Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times following the effective date of the first registration under the Securities Act filed by Licensee with the Commission for an offering of its securities to the general public;

4.5.2     Use its best efforts to file with the Commission in a timely manner all reports and other documents required of Licensee under the Securities Act and the Exchange Act at any time following registration of any of its securities under the Securities Act or Exchange Act; and

4.5.3     So long as UFRF owns any Shares, furnish to UFRF forthwith upon request a written statement by Licensee as to its compliance with the reporting requirements of Rule 144 (at any time following the effective date of the first registration statement filed by Licensee with the Commission for an offering of its securities to the general public), and of the Securities Act and the Exchange Act following registration of any of its securities under the Securities Act or Exchange Act, a copy of the most recent annual or quarterly report of Licensee, and such other reports and documents so filed as UFRF may reasonably request in availing itself of any rule or regulation of the Commission allowing UFRF to sell any such securities without registration.

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4.6          Transfer or Assignment of Registration Rights

The rights to cause Licensee to register the securities granted to UFRF hereunder may be transferred or assigned by UFRF to a transferee or assignee of any of UFRF’s Shares; provided, however, that such transfer or assignment of Shares was permitted under this Agreement.

Section 5.	Tag-Along Rights

5.1          If at any time prior to an initial public offering, or Licensee becoming publicly traded through the Proposed Financing, any of the shareholders set forth on Exhibit E (the “Disposing Shareholders”) propose to sell, in any one or more private transactions, capital stock of Licensee which, in the aggregate, represents more than fifty percent (50%) of the outstanding capital stock of Licensee on a fully-diluted basis to any one or more third parties (a “Third Party”), then UFRF shall have the right to participate (a “Tag-along Right”) in such sale with respect to the Shares, on a pro rata basis for the same consideration per share and otherwise on the same terms as the Disposing Shareholders. If circumstances occur which give rise to the Tag-along Right, then the Disposing Shareholders shall give written notice to UFRF, providing the particulars of the proposed sale to the Third Party and advising UFRF of its Tag-along Rights. UFRF may exercise its Tag-along Right by written notice to the Company and the Disposing Shareholders within twenty-five (25) days of the date of mailing of the Disposing Shareholders’ notice stating the number of shares that UFRF wishes to sell, up to the maximum permitted herein. If UFRF gives written notice indicating that it wishes to sell, UFRF shall be obligated to sell that number of Shares specified in its written acceptance notice upon the same terms and conditions as the Disposing Shareholders are selling to the Third Party and shall not be subject to the requirements of Section 8. For purposes of this Section 5, “pro rata” means the percentage derived by dividing the aggregate Shares then owned by UFRF by the aggregate Shares then owned by UFRF and the Disposing Shareholders. The Company agrees to cause its shareholders, including those persons who become shareholders, from time to time in the future, to enter into an agreement to carry out the provisions of this Section 5.1.

5.2          Upon receipt of such notice, Licensee shall tender the specified number of Shares, if any, at the same price applicable to the Transferring Shareholders in the transaction. In each case, tender shall be made upon the same terms and conditions applicable to the Transferring Shareholders in the transaction or, in the discretion of the acquirer or successor to Licensee, upon payment of the purchase price to the Shareholder in immediately available funds.

Section 6.	Termination

6.1          Unless terminated sooner by either party as provided below, this Agreement shall terminate on the date that UFRF, after having been issued Shares hereunder, no longer owns any Equity Securities. If this Agreement terminates automatically as provided in this Section 7, the License Agreements shall remain in effect according to the terms specified therein.

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6.2          If Licensee at any time fails to timely issue Shares to UFRF on a timely basis, or otherwise commits a material breach of this Agreement, or if any of the representations or warranties made by Licensee are untrue in any material respect as of any date on which they are required to be true and correct, and Licensee fails to remedy any such breach or default within thirty (30) days after written notice thereof by UFRF, UFRF may, at its option, terminate either this Agreement, the License Agreements, or all of them.

Section 7.	Assignability

Except as set forth in Section 4.6, neither party may assign its rights or obligations under this Agreement, except that Licensee may assign this Agreement in connection with the sale of all or substantially all of the assets or stock of the Licensee, whether by merger, acquisition or otherwise, if the successor assumes all of the Licensee’s obligations hereunder.

Section 8.	Miscellaneous

This Agreement shall be construed exclusively in accordance with the internal laws of the State of Florida.

Section 9.	Notices

Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given at the earlier of the time when actually received as a consequence of any effective method of delivery, including but not limited to hand delivery, transmission by telecopier, or delivery by a professional courier service or the time when sent by certified or registered mail addressed to the party for whom intended at the address below or at such changed address as the party shall have specified by written notice, provided that any notice of change of address shall be effective only upon actual receipt:

to UFRF:

University of Florida Research Foundation, Inc.

204 Tigert Hall

PO Box 113100

Gainesville, Florida 32611-0001

Attention: President

with a copy to:

Office of Technology Licensing

University of Florida

Attention: Director

747 SW Second Avenue

PO Box 115575

Gainesville, Florida 32611-5575

Attention: Director

to Licensee:

with a copy to:

***

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Section 10.	Integration

This Agreement constitutes the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing, except as provided for elsewhere in this 10, made prior to or at the signing with respect to the subject matter hereof, shall vary or modify the written terms of this Agreement. Neither party shall claim any amendment, modification, or release from any provisions of this Agreement by mutual agreement, acknowledgment or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

/s/ David L. Day		Date:	June 26, 2014
David L. Day Director of Technology Licensing

XORTX Pharma Corp.
By:	/s/ Allen Davidoff	Date:	June 23, 2014

Name and Office:	Allen Davidoff, President & CEO

Reviewed by UFRF’s Attorney:

(name typed)
(Attorney shall not be deemed a signatory to this Agreement.)

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Exhibit A - Definitions In Equity Agreement

(1)       “Common Stock” shall mean shares of Licensee’s common stock, $0.50 par value per share.

(2)       “Dollars” as used in this Agreement shall mean Canadian dollars.

(3)       “License Agreements” shall mean the license agreements entered into between UFRF and Licensee of even date herewith pertaining to each Licensed Patent Group, as such term is defined in each License Agreement.

(4)       “Affiliate” shall mean any person who is related by blood or marriage to any person or entity who owns more than twenty percent of the issued and outstanding shares of Licensee or to any officer, director, or employee of Licensee or any entity in which any such person has a direct or indirect beneficial ownership interest or for which any such person serves as a director, officer or employee.

(5)       “Financial Statements” shall mean a balance sheet, and the related statements of earnings, stockholders’ equity and cash flow as of the end of the last fiscal year that has been completed when the statements are to be provided to UFRF and a balance sheet and income statement as of the end of the last fiscal quarter, which financial statements shall be in the form and delivered at the time that such financial statements are delivered to holders of preferred stock of Licensee. Financial Statements shall be true and complete and prepared in accordance with the books and records of Licensee and with generally accepted accounting principles.

(6)       “Equity Securities” shall mean the shares of Common Stock, any other capital stock of Licensee (including preferred shares), and any securities of Licensee that are convertible into capital stock of Licensee or that carry a right to subscribe to or acquire capital stock of Licensee.

(7)       “Register,” “Registered,” and “Registration” shall refer to a registration for the sale of securities effected by preparing and filing with the Commission a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement by the Commission.

(8)       “Registration Statement” means a registration statement filed under the Securities Act that covers the sale of any equity securities.

(9)       “Proportionate Share Percentage” with respect to UFRF, for purposes of Section 4.2, shall mean the percentage derived by dividing the aggregate Shares then owned by UFRF by the total number of issued and outstanding Shares on an as-converted basis at such time.

(10)       “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar U.S. federal statute, and the rules and regulations of the Securities and Exchange Commission issued under such act, as they each may, from time to time, be in effect.

(11)       “Commission” shall mean the U.S. Securities and Exchange Commission or any other U.S. federal agency at the time administering the Securities Act.

(12)       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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(13)       “Proposed Financing” means that certain transaction by and between Licensee and *** pursuant to which (a) Licensee shall be merged into *** (b) be the surviving entity, with the shareholders of Licensee immediately preceding the completion of the transaction owning more than 50% of the outstanding shares of *** immediately following completion of the merger before taking into account the shares of *** to be issued in the Proposed Financing and (c) upon the consummation of the transaction *** shall have received at least *** in capital form the sale of its securities in one or more financings completed by no later than January 31, 2015.

(14)       “Shares” shall mean the shares of Common Stock issuable to UFRF under this Agreement (i.e. the First Shares and the Second Shares).

(15)       “Fully Diluted Basis” means assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options, warrants and other similar securities, regardless of whether such securities, options or warrants are then convertible or exercisable.

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Exhibit B – Articles of Incorporation and Bylaws

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Exhibit C - Stock Restrictions

(1)       Restrictive Legend.

Each certificate representing (i) the Shares and (ii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section (2) below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws).

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

Each holder consents to Licensee’s making a notation on its records and giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer established in this Section (1). Such legend shall be removed by Licensee from any certificate at such time as the holder of the Shares represented by the certificate satisfies the requirements of Rule 144(k) under the Securities Act, provided that Rule 144(k) as then in effect does not differ substantially from Rule 144(k) as in effect as of the date of this Agreement and other applicable regulations do not then require such legend to be included on the Shares, and provided further that Licensee has received from the holder a written representation that (i) such holder is not an Affiliate of Licensee and has not been an Affiliate during the preceding three months, (ii) such holder has beneficially owned the Shares represented by the certificate for a period of at least two years, (iii) such holder otherwise satisfies the requirements of Rule 144(k) as then in effect with respect to such Shares, and (iv) such holder will submit the certificate for any such Shares to Licensee for reapplication of the legend at such time as the holder becomes an Affiliate of Licensee or otherwise ceases to satisfy the requirements of Rule 144(k) as then in effect.

(2)       Notice of Proposed Transfers.

The holder of each certificate representing Shares by acceptance thereof agrees to comply in all respects with the provisions of this Section (2). Prior to any proposed sale, assignment, transfer or pledge of Shares, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Licensee of such holder’s intention to effect such transfer, sale, assignment or pledge in sufficient detail. Each certificate evidencing the Shares transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section (1) above. Prior to any transfer of the Shares in accordance with this Section (2), such transferee shall execute and deliver a form of agreement reasonably acceptable to the Licensee wherein the transferee agrees to be bound by the provisions of this Exhibit C.

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(3)       Transfer to Competitor.

No holder shall transfer any Shares to a competitor of Licensee, as determined by the Board of Directors of Licensee in good faith. This provision shall terminate after the closing of the sale of Equity Securities of Licensee registered with the Commission pursuant to a Registration Statement filed under the Securities Act.

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Exhibit D - Financial Statements

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Exhibit E - List of Stockholders and Optionholders

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